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EXHIBIT (h)(4)(i)


                                                     As Revised January 29, 2007


                                     FORM OF

                                     REVISED
                                   SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                             DATED FEBRUARY 1, 2005
                               BETWEEN BB&T FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

NAME OF FUND

BB&T U.S. Treasury Money Market Fund
BB&T Short U.S. Government Fund
BB&T Intermediate U.S. Government Fund
BB&T Large Cap Fund
BB&T North Carolina Intermediate Tax-Free Fund
BB&T International Equity Fund
BB&T Capital Manager Conservative Growth Fund
BB&T Capital Manager Moderate Growth Fund
BB&T Capital Manager Growth Fund
BB&T Prime Money Market Fund
BB&T South Carolina Intermediate Tax-Free Fund
BB&T Virginia Intermediate Tax-Free Fund
BB&T Total Return Bond Fund
BB&T Mid Cap Growth Fund
BB&T Mid Cap Value Fund
BB&T West Virginia Intermediate Tax-Free Fund
BB&T Capital Manager Equity Fund
BB&T Small Cap Fund
BB&T Kentucky Intermediate Tax-Free Fund
BB&T Maryland Intermediate Tax-Free Fund
BB&T National Tax-Free Money Market Fund
BB&T Equity Index Fund*
BB&T Special Opportunities Equity Fund
BB&T Equity Income Fund

* BISYS' obligations and services to the Equity Index Fund are limited to preparation of NQ Forms.

BB&T FUNDS                              BISYS FUND SERVICES OHIO, INC.


By:                                     By:
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Title:                                  Title:
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